ROSS MILLER
Secretary of State
204 North Carson Street, Suite 4
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

040103

Articles of Incorporation
(PURSUANT TO NRS CHAPTER 78)

Filed in the office of	Document Number 20130734337-03
Ross Miller Secretary of State State of Nevada	Filing Date and Time 11/07/2013 5:52 AM
	Entity Number E0543702013-9

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

1. Name of Corporation: LION PRINT CORPORATION

2. Registered Agent for Service of Process: (check only one box)

[X] Commercial Registered Agent: State Agent and Transfer Syndicate, Inc.
Name

[ ] Noncommercial Registered Agent (name and address below) OR [ ] Office or Position with Entity (name and address below)

Name of Noncommercial Registered Agent OR Name of Title of Office or Other Position with Entity

112 North Curry Street — Carson City — Nevada 89703
Street Address — City — Zip Code

Mailing Address (if different from street address) — City — Nevada — Zip Code

3. Authorized Stock: (number of shares corporation is authorized to issue)

Number of shares with par value: 75,000,000 Par value per share: $ 0.001 Number of shares without par value: -0-

4. Names and Addresses of the Board of Directors/Trustees: (each Director/Trustee must be a natural person at least 18 years of age; attach additional page if more than two directors/trustees)

1) Liliia Yasinska
Name
112 North Curry Street — Casron City — NV — 89703
Street Address — City — State — Zip Code

2)
Name
Street Address — City — State — Zip Code

5. Purpose: (optional; see instructions)

The purpose of the corporation shall be:

6. Name, Address and Signature of Incorporator: (attach additional page if more than one incorporator)

I declare, to the best of my knowledge under penalty of perjury, that the information contained herein is correct and acknowledge that pursuant to NRS 239.330, it is a category C felony to knowingly offer any false or forged instrument for filing in the Office of the Secretary of State.

Liliia Yasinska — X [signature]
Name — Incorporator Signature

112 North CurryStreet — Carson City — NV — 89703
Address — City — State — Zip Code

7. Certificate of Acceptance of Appointment of Registered Agent:

I hereby accept appointment as Registered Agent for the above named Entity.

X [signature] — 11/7/2013
Authorized Signature of Registered Agent or On Behalf of Registered Agent Entity — Date

This form must be accompanied by appropriate fees.

Nevada Secretary of State NRS 78 Articles
Revised: 7-25-13

NUMBER OF PAGES ATTACHED 1

ARTICLES OF INCORPORATION
OF
LION PRINT CORPORATION

8. Acquisitions of Controlling Interest and Interested Stockholders

8.1 Acquisition of Controlling Interest. The corporation elects not to be governed by NRS 78.378 to 78.3793.

8.2. Combinations with Interested Stockholders. The corporation elects not to be governed by NRS 78.411 to 78.444.

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